Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Andrew J. England and Ralph E. Hardy, and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, any and all amendments (including post-effective amendments or any abbreviated Registration Statement, and any amendments thereto, filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/S/ ANDREW J. ENGLAND Andrew J. England	Chief Executive Officer and Director (Principal Executive Officer)	January 20, 2016

/S/ DAVID J. ODDO David J. Oddo	Senior Vice President and Interim Co-Chief Financial Officer (Principal Financial Officer)	January 20, 2016

/S/ JEFFREY T. CABOT Jeffrey T. Cabot	Senior Vice President and Interim Co-Chief Financial Officer (Principal Accounting Officer)	January 20, 2016

/S/ SCOTT N. SCHNEIDER Scott N. Schneider	Chairman	January 20, 2016

/S/ PETER B. BRANDOW Peter B. Brandow	Director	January 20, 2016

/S/ LAWRENCE A. GOODMAN Lawrence A. Goodman	Director	January 20, 2016

/S/ DAVID R. HAAS David R. Haas	Director	January 20, 2016

Signature	Title	Date

/S/ STEPHEN L. LANNING Stephen L. Lanning	Director	January 20, 2016

/S/ THOMAS F. LESINSKI Thomas F. Lesinski	Director	January 20, 2016

/S/ PAULA WILLIAMS MADISON Paula Williams Madison	Director	January 20, 2016

/S/ LEE ROY MITCHELL Lee Roy Mitchell	Director	January 20, 2016

/S/ CRAIG R. RAMSEY Craig R. Ramsey	Director	January 20, 2016